UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

DynCorp International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32869	01-0824791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia		22042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (571) 722-0210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2009, DynCorp International Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with DIV Holding LLC, an affiliate of Veritas Capital Management II, L.L.C. (the “Selling Stockholder”), and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), covering the sale by the Selling Stockholder of 10 million shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) at a price to the public of $18.50 per share. Pursuant to the Underwriting Agreement, the Selling Stockholder has granted the Underwriters a 30-day option to purchase up to an additional 1.5 million shares of Class A Common Stock. The Selling Stockholder is selling the shares of Class A Common Stock solely for its own account, and the Company will not receive any proceeds from the sale of such shares.  The offer and sale of the shares of Class A Common Stock pursuant to the Underwriting Agreement have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Registration Statement on Form S-3 of the Company. Closing of the offering is expected to occur on August 11, 2009.

The Underwriters or their affiliates have provided investment or commercial banking services to the Company or its affiliates in the past and are likely to do so in the future.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholder. Under the terms of the Underwriting Agreement, the Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.

Item 8.01.    Other Events.

On August 5, 2009, the Company issued a press release announcing the pricing of the Class A Common Stock pursuant to the Underwriting Agreement. A copy of this press release is filed as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 1.1

Underwriting Agreement, dated August 5, 2009, among DynCorp International Inc., DIV Holding LLC, Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC (previously filed as an exhibit to Amendment No. 1 to DynCorp International Inc.’s Registration Statement on Form S-3 (Reg. No. 333-144571) filed with the SEC on August 4, 2009).

Exhibit 99.1	Press Release dated August 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International Inc.

Date:	August 5, 2009	/s/ Michael J. Thorne
Michael J. Thorne
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit-1.1

Underwriting Agreement, dated August 5, 2009, among DynCorp International Inc., DIV Holding LLC, and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (previously filed as an exhibit to Amendment No. 1 to DynCorp International Inc.’s Registration Statement on Form S-3 (Reg. No. 333-144571) filed with the SEC on August 4, 2009).

Exhibit-99.1	Press Release dated August 5, 2009.